UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2007 (August 17, 2007)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2007, BEA Systems, Inc. (the “Company”) received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the “Nasdaq Board”) informing the Company that the Nasdaq Board has called for review the July 9, 2007 decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”), and determined to stay, pending further review by the Nasdaq Board, the Listing Council’s decision to suspend the Company’s common stock from trading on The Nasdaq Global Select Market.

The Company issued a press release on August 20, 2007 disclosing its receipt of the letter from the Nasdaq Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Nasdaq Board of Directors Grants Stay to BEA Systems” dated August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and
Chief Financial Officer

Date: August 20, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled “Nasdaq Board of Directors Grants Stay to BEA Systems” dated August 20, 2007.